UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2023

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GXO LOGISTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40470 (Commission File Number)	86-2098312 (IRS Employer Identification No.)

Two American Lane Greenwich, Connecticut		06831
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 489-1287

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	GXO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) The 2023 annual meeting of stockholders (the “2023 Annual Meeting”) of GXO Logistics, Inc. (the “Company”) was held on May 24, 2023.

(b) At the 2023 Annual Meeting, the stockholders voted to (1) elect three (3) members of our Board of Directors as Class II directors for a term to expire at the 2025 annual meeting of stockholders; (2) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and (3) approve the advisory vote on the Company’s executive compensation of our named executive officers.

1.Election of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Clare Chatfield	99,139,230	718,290	57,914	8,787,272
Joli Gross	91,570,205	8,159,335	185,894	8,787,272
Dr. Jason Papastavrou	97,616,128	2,232,223	67,083	8,787,272

2.Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2023:

Votes For	108,300,419
Votes Against	348,047
Abstentions	54,275
Broker Non-Votes	0

3.Advisory Vote to Approve Executive Compensation:

Votes For	89,116,245
Votes Against	10,700,295
Abstentions	98,929
Broker Non-Votes	8,787,272

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2023	GXO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
	Name:	Karlis P. Kirsis
	Title:	Chief Legal Officer